UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  May 23, 2005

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CITIZENS BANCORP OF VIRGINIA, INC.

(Exact name of registrant as specified in its charter)

Virginia (State or other jurisdiction of incorporation)	000-50576 (Commission File Number)	20-0469337 (I.R.S. Employer Identification No.)

126 South Main Street Blackstone, Virginia (Address of principal executive offices)	23824 (Zip Code)

Registrant’s telephone number, including area code: (434) 292-7221

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

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Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

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Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

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Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

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Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02

Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On May 23, 2005, William E. Doyle, Jr. notified the Board of Directors of Citizens Bancorp of Virginia, Inc. (the “Company”) that he resigned as President and Chief Executive Officer and as a director of the Company effective May 23, 2005.  Mr. Doyle remains available to the Company and its employees and will be compensated under his employment agreement until May 31, 2005, when the agreement expires.  He also resigned as President of the Company’s subsidiary, Citizens Bank and Trust Company.  Mr. Doyle is returning to an entrepreneurial venture in the healthcare field.

On May 25, 2005, the Board of Directors of the Company elected Samuel H. West as President of the Company.  Mr. West, 61, is a certified public accountant and retired in 1998 from West, Crawley & Winn, the accounting firm that he founded in Chester, Virginia in 1974.  He has also been a director of the Company since 1994 and serves as the “financial expert” on the Company’s Audit Committee.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CITIZENS BANCORP OF VIRGINIA, INC.

(Registrant)

Dated:  May 27, 2005

By:  /s/ Ronald E. Baron

 Ronald E. Baron

 Vice President and Chief Financial Officer